AMENDMENT TO AGREEMENT

      This Amendment to Agreement is entered into as of the 22nd day of August, 1997, between eSoft, Inc., a Colorado corporation, with its principal place of business at 15200 E. Girard Avenue, Suite 3000, Aurora, Colorado 80014 (the "Company") and Transition Partners, Ltd., a Colorado corporation, with its principal place of business at 1942 Broadway, Suite 303, Boulder, Colorado 80302 (the "Consultant").

                                   RECITALS

      A. The Company and the Consultant entered into a letter agreement dated October 14, 1996 (the "Original Engagement Letter") which was amended by a letter agreement dated May 6, 1997 extending the term of the Original Engagement Letter for an additional six months, to October 15, 1997 (the Original Engagement Letter as so extended is hereinafter referred to as the "Agreement").

      B. The Company and the Consultant desire to extend the Agreement to provide for continued consultation by the Consultant and revised compensation arrangements.

      IT IS THEREFORE AGREED AS FOLLOWS:

      1. Extension of Agreement. The Agreement is hereby amended as of the date hereof, and shall continue pursuant to the terms of the Original Engagement Letter as amended hereby, until May 21, 1998 (the "Consulting Period").

      2. Consulting Services. During the consulting period, the Consultant shall continue to provide services of the type described in the Original Engagement Letter and as has been performed by the Consultant under the Agreement prior to this date, and shall be reasonably available to respond to requests by the Company for consultation and advice.

      3. Compensation. In lieu of all compensation of any kind provided for under the Agreement, and in satisfaction of all existing and future obligations for compensation to the Consultant either for past services or for services rendered hereafter pursuant to the Agreement or this Amendment to Agreement the Company shall provide the following compensation to the Consultant:

            (a) The Company shall pay to the Consultant concurrent with the execution of this Agreement the sum of $20,500.

            (b) Concurrent with the execution of this Agreement, the Company shall deliver a promissory note in the amount of $41,000, bearing no interest until due, payable March 31, 1998, or such later date that the Company completes an initial public offering of its common stock, but no later than December 31, 1998, and bearing interest at the rate of 12% per annum after maturity. The Company may, at its option, satisfy the note by delivery to the Consultant of shares of common stock, valued at the initial public offering price, equal to the face amount of the note.





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            (c) Concurrent with the execution of this Agreement, the Company shall deliver a promissory note in the amount of $75,000, bearing no interest until due, payable March 31, 1998, or such later date that the Company completes an initial public offering of its common stock, and paying interest at the rate of 12% per annum after maturity. The Company may, at its option, satisfy the note by delivery to the Consultant of shares of common stock, valued at the initial public offering price, equal to the face amount of the note.

      4. Continuance of the Agreement. Except as provided herein, all terms of the Agreement shall continue in effect until the end of the Consulting Period.

      IN WITNESS WHEREOF, this Amendment to Agreement has been executed and delivered as of the day and year first above set forth by duly authorized officers of the Company and Consultant.

                                         ESOFT, INC.



                                         By /s/Philip L. Becker
                                           ------------------------------------
                                            Philip L. Becker, President


                                         TRANSITION PARTNERS, INC.



                                         By /s/W. Terrance Schreier
                                           ------------------------------------
                                            W. Terrance Schreier, President





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